As filed with the Securities and Exchange Commission on October 13, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1723097
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
3300 Enterprise Parkway, Beachwood, Ohio 44122
(Address of Principal Executive Offices) (Zip Code)
Amended and Restated 2008 Developers Diversified Realty Corporation
Equity-Based Award Plan (Amended and Restated as of June 25, 2009)
(Full Title of the Plan)
Scott A. Wolstein
Chief Executive Officer
Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122
(216) 755-5500
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
be Registered	Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price (2)	Registration Fee
Common Shares, par value $0.10 per share	4,500,000	$8.82	$39,690,000	$2,215

(1)	Represents the maximum number of common shares, par value $0.10 per share (“Common Shares”), of Developers Diversified Realty Corporation (the “Registrant”) issuable pursuant to the Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (Amended and Restated as of June 25, 2009) (the “Plan”) being registered hereon. Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Registrant’s Common Shares on the New York Stock Exchange on October 5, 2009, a date that is within five business days prior to filing.

EXPLANATORY STATEMENT
PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-23.2
EX-23.3
EX-24.1

EXPLANATORY STATEMENT
     The Registrant is filing this Registration Statement to register an additional 4,500,000 Common Shares for issuance under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-155910) filed by the Registrant on December 4, 2008 with the Securities and Exchange Commission (the “Commission”), is incorporated herein by reference, except as modified herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended by Form 10-K/A filed on April 29, 2009;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on: January 6, 2009; February 27, 2009; March 11, 2009; April 7, 2009; May 11, 2009; June 12, 2009; July 1, 2009; July 31, 2009; August 3, 2009; August 10, 2009; August 14, 2009; September 10, 2009; September 18, 2009; September 21, 2009; September 25, 2009 and September 29, 2009; and

(d)	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A, dated January 2, 1993, and all amendments and reports filed with the Commission for the purpose of updating such description.
     The Registrant’s Current Report on Form 8-K filed with the Commission on August 10, 2009 for purposes of, among other things, reflecting the impact of the classification of discontinued operations of properties sold after January 1, 2009, pursuant to the requirements of Statement No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” updates Items 6, 7, 7A, 15(a)(i) and 15(a)(2) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.
     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, referred to as the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-11690) filed with the Commission on August 10, 2009)

4.2	Amended and Restated Code of Regulations (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-11690) for the quarter ended March 31, 2009 filed with the Commission on May 11, 2009)

4.3	Specimen Certificate for Common Shares (incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 033-78778) filed with the Commission on May 10, 1994)

4.4	Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (Amended and Restated as of June 25, 2009) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-11690) for the quarter ended June 30, 2009 filed with the Commission on August 7, 2009)

5.1	Opinion of Counsel

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP (DDRTC Core Retail Fund LLC)

23.3	Consent of PricewaterhouseCoopers (Macquarie DDR Trust)

23.4	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney
Item 9. Undertakings.
     (a) The Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beachwood, state of Ohio, on this 13th day of October, 2009.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ William H. Schafer
	Name:	William H. Schafer
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on October 13, 2009.

Signature	Title

* Scott A. Wolstein	Chairman of the Board of Directors and Chief Executive Officer and Director (principal executive officer)

/s/ William H. Schafer William H. Schafer	Executive Vice President and Chief Financial Officer (principal financial officer)

* Christa A. Vesy	Senior Vice President and Chief Accounting Officer (principal accounting officer)

* Daniel B. Hurwitz	President, Chief Operating Officer and Director

* Terrance R. Ahern	Director

* James C. Boland	Director

* Thomas Finne	Director

* Robert H. Gidel	Director

* Volker Kraft	Director

* Victor B. MacFarlane	Director

Signature	Title

* Craig Macnab	Director

* Scott D. Roulston	Director

* Barry A. Sholem	Director

* William B. Summers, Jr.	Director

*	William H. Schafer, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors pursuant to a power of attorney filed with the Commission.

October 13, 2009	By:	/s/ William H. Schafer
William H. Schafer, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-11690) filed with the Commission on August 10, 2009)

4.2	Amended and Restated Code of Regulations (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-11690) for the quarter ended March 31, 2009 filed with the Commission on May 11, 2009)

4.3	Specimen Certificate for Common Shares (incorporated herein by reference to the Registrant’s Registration Statement on Form S-3 (Registration No. 033-78778) filed with the Commission on May 10, 1994)

4.4	Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (Amended and Restated as of June 25, 2009) (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-11690) for the quarter ended June 30, 2009 filed with the Commission on August 7, 2009)

5.1	Opinion of Counsel

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP (DDRTC Core Retail Fund LLC)

23.3	Consent of PricewaterhouseCoopers (Macquarie DDR Trust)

23.4	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney